Exhibit 99.1

Risk Factors

You should carefully consider the risk factors described below. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the market or trading price of our securities could decline and you could lose all or part of your investment. Terms not otherwise defined herein are defined in IDI, Inc.’s Information Statement, filed with Securities and Exchange Commission on January 15, 2016.

Risks Related to the Acquisition

We have incurred significant additional indebtedness as a result of the Acquisition.

We financed approximately $50.0 million of the cash portion of the purchase price of the Acquisition with the proceeds of the Securities Purchase Agreements and FGIT Stock Purchase Agreement, and the remaining $50.0 million with the proceeds from the Bridge Notes and Term Loan (collectively, the “New Indebtedness”).

We incurred significant indebtedness in connection with the Acquisition. We may incur additional debt to meet future financing needs, subject to certain restrictions under the New Indebtedness. The New Indebtedness contains restrictive covenants which impose limitations on the way we conduct our business, including limitations on the amount of additional debt we are able to incur and restrictions on our ability to make certain investments and other restricted payments. Any additional debt may further restrict the manner in which we conduct business.

The Acquisition involves risks associated with acquisitions and integrating the acquired business, including the potential exposure to significant liabilities, and the intended benefits of the Acquisition may not be realized.

The Acquisition involves risks associated with acquisitions and integrating the acquired business into our existing operations, including that:

•	our senior management’s attention may be diverted from the management of daily operations to the integration of the business acquired in the Acquisition;

•	we could incur significant unknown and contingent liabilities for which we have limited or no contractual remedies or insurance coverage;

•	the business and operations acquired in the Acquisition may not perform as well as we anticipate; and

•	unexpected costs, delays, and challenges may arise in integrating the business acquired in the Acquisition into our existing operations.

Even if we successfully integrate the acquired business into our operations, it may not be possible to realize the full benefits we anticipate or we may not realize these benefits within the expected timeframe. If we fail to realize the benefits we anticipate from the Acquisition, then our business, results of operations, and financial condition may be materially and adversely affected.

We have incurred significant transaction and Acquisition-related costs in connection with the Acquisition.

We have incurred significant costs in connection with the Acquisition including legal, accounting, consulting, and related fees. We may incur additional costs to retain key employees. We may also incur fees and costs related to formulating integration plans. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, should allow us to more than offset incremental transaction and Acquisition-related costs over time, this net benefit may not be achieved in the near term, or at all.

The market price of our common stock may decline as a result of the Acquisition.

The market price of our common stock may decline as a result of the Acquisition if, among other things, we are unable to achieve the expected growth in earnings, or if the operational cost savings estimates in connection with the integration of Fluent’s business are not realized, or if the aggregate transaction costs related to the Acquisition are greater than expected, or if the value of the cash savings attributable to the amortization of goodwill is less than anticipated. The market price also may decline if we do not achieve the perceived benefits of the Acquisition as rapidly or to the extent anticipated by financial or industry analysts or if the effect of the Acquisition on our financial results is not consistent with the expectations of financial or industry analysts.

Risks Related to Fluent’s Business and Industry

Fluent operates in an industry that is still developing and has a relatively new business model that is continually evolving, which makes it difficult to evaluate its business and prospects.

Fluent derives nearly all of its revenue from the sale of online marketing, and media services, which is a still developing industry that has undergone rapid and dramatic changes in its relatively short history and which is characterized by rapidly-changing Internet media and advertising technology, evolving industry standards, regulatory uncertainty, and changing user and client demands. As a result, Fluent faces risks and uncertainties such as:

•	its still-developing industry and relatively new business model;

•	changes in the economic condition, market dynamics, regulatory enforcement or legislative environment affecting its, its third-party publishers’, and its clients’ businesses;

•	its dependence on the availability and affordability of quality media from third-party publishers;

•	its dependence on Internet search companies to attract Internet visitors;

•	its ability to accurately forecast its results of operations and appropriately plan its expenses;

•	its ability to compete in its industry;

•	its ability to manage cyber security risks and costs associated with maintaining a robust security infrastructure;

•	its inability to monetize users accessing its sites on mobile devices at the same levels as was achieved from users accessing its sites from PCs;

•	its ability to develop new services, enhancements and features to meet new demands from its clients; and

•	its ability to successfully challenge regulatory audits, investigations, or allegations of noncompliance with laws.

If Fluent is unable to address these risks, our business, results of operations, and prospects may be adversely affected.

Fluent’s business is subject to changes in the applicable laws and regulatory environment that may have a material and adverse impact on its revenue, business, and growth.

Fluent is subject to many laws and regulations including federal, state, and local laws and regulations regarding unsolicited commercial email, telemarketing, user privacy, search engines, Internet tracking technologies, direct marketing, data security, data privacy, pricing, sweepstakes, promotions, intellectual property ownership and infringement, trade secrets, export of encryption technology, acceptable content and quality of goods, and taxation, among others. The introduction of new products or services or expansion of Fluent’s activities in certain jurisdictions may subject Fluent to additional laws and regulations. In addition, although Fluent presently operates only in the United States, in the event that Fluent introduces new products or services or expands its activities in ways that cause Fluent to be subject to the laws of foreign countries, such foreign data protection, privacy, and other laws and regulations can be more restrictive than those in the United States. These U.S. federal and state and foreign laws and regulations, which can be enforced by private parties or government entities, are constantly evolving and can be subject to significant change, and keeping Fluent’s business in compliance with or bringing its business into compliance with new laws may be costly, and may affect its revenue and/or harm its financial results. In addition, the application, interpretation, and enforcement of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which Fluent operates, and may be interpreted and applied inconsistently from jurisdiction to jurisdiction and inconsistently with our current policies and practices. Violations or alleged violations of laws by Fluent, its third-party publishers or its clients could result in damages, fines, criminal prosecution, unfavorable publicity, and restrictions on its ability to operate, any of which could have a material adverse effect on Fluent’s business, financial condition, and/or results of operations. In addition, new laws or regulations or changes in enforcement of existing laws or regulations applicable to Fluent’s clients could affect the activities or strategies of such clients and, therefore, lead to reductions in their level of business with Fluent.

For example, the Federal Communications Commission amended the regulations issued under the Telephone Consumer Protection Act (the “TCPA”) that affects telemarketing calls. Fluent’s efforts to comply with the TCPA have not had a material impact on traffic conversion rates. However, Fluent has had to pay nominal amounts to settle indemnification claims from some of its clients for TCPA claims. Fluent has incurred additional cost for insurance to insure against TCPA-related claims. The TCPA could potentially have a material effect on Fluent’s revenue and profitability, including increasing its and its clients’ exposure to enforcement actions and litigation. Fluent’s failure to adhere to or successfully implement appropriate processes and procedures in response to existing regulations and changing regulatory requirements could result in legal and monetary liability, significant fines and penalties, or damage to its reputation in the marketplace, any of which could have a material adverse effect on its business, financial condition, and/or results of operations. Furthermore, Fluent’s clients may make business decisions based on their own experiences with the TCPA regardless of the changes Fluent may implement to comply with the new regulations. These decisions may negatively affect Fluent’s revenue or profitability.

In connection with Fluent and its third-party publishers’ email campaigns to generate traffic for Fluent’s websites, Fluent is subject to various state and Federal laws regulating commercial email communications, including the federal CAN-SPAM Act and the California Anti-Spam Act. If Fluent or any of its third-party publishers fail to comply with any provisions of these laws or regulations, Fluent could be subject to regulatory investigation, enforcement actions, and litigation, as well as indemnification obligations with respect to its clients. Any negative outcomes from such regulatory actions or litigation, including monetary penalties or damages, could have a material adverse effect on our financial condition, results of operation, and reputation.

An increasing percentage of Fluent’s users are accessing Fluent’s websites from their mobile devices. Fluent’s ability to remain competitive with the shift to mobile devices is critical to maintaining its revenues and margins.

A greater percentage of Fluent’s users are accessing Fluent’s websites from their mobile devices. Fluent will need to ensure its websites continue to perform well as more consumers shift their online interactions from desktop computers to smartphones, tablets, wearables, and other next generation platforms and devices. While Fluent designs and builds its websites “mobile first,” as more of Fluent’s users access its websites from mobile devices, the monetization of Fluent’s online marketing services and content on these mobile devices might not be as lucrative for Fluent compared to those on desktop and laptop computers. If Fluent fails to develop the monetization of the mobile versions of its websites effectively, our business and results of operations may be adversely affected.

Fluent depends on third-party publishers for a significant portion of its visitors. Any decline in the supply of media available through these websites or increase in the price of this media could cause Fluent’s revenue to decline or increase its cost to acquire visitors to its websites.

A significant portion of Fluent’s revenue is attributable to visitor traffic originating from third-party publishers. Third-party publishers can change the media inventory they make available to Fluent at any time and place significant restrictions on Fluent’s content offerings. These restrictions may limit the websites that Fluent can promote or prohibit advertisements from specific clients or specific industries, or restrict the use of certain creative content or formats. If a third-party publisher decides not to make media inventory available to Fluent, or decides to demand a higher revenue share or places significant restrictions on the use of such inventory, Fluent may not be able to find media inventory from other websites that satisfy Fluent’s requirements in a timely and cost-effective manner. In addition, the number of competing online marketing service providers and advertisers that acquire inventory from websites continues to increase. Consolidation of Internet advertising networks and third-party publishers could eventually lead to a concentration of desirable inventory on websites or networks owned by a small number of individuals or entities, which could limit the supply or impact the pricing of inventory available to Fluent. Fluent cannot provide assurance that it will be able to acquire media inventory that meets Fluent’s performance, price, and quality requirements, in which case our business and results of operations may be adversely affected.

Fluent depends upon Internet search providers to direct a portion of the visitors to its websites. Changes in search engine algorithms applicable to Fluent’s websites’ placements in paid search result listings may cause the number of visitors to Fluent’s websites and as a result, cause its revenue, to decline.

Fluent’s success depends on its ability to attract online visitors to its websites and monetize them in a cost-effective manner. Fluent uses paid search listings from search engine providers such as Google, Bing and Yahoo! by bidding on particular keywords and other strategies. The search engine operators use a quality score which is determined by the relevancy of the ad to the keyword bid on, the click-through rates of the ad, and the amount bid, to determine the placement of the ad in the search results listings. The search engine providers frequently change the algorithms and bidding rules and may exclude certain sites they deem unacceptable from bidding on paid search listings. Fluent may fail to optimally manage its paid listings or operate its websites in a manner that does not run afoul of the search engine requirements. In that case, our business and results of operations may be adversely affected.

If Fluent does not effectively manage any future growth or if Fluent is not able to scale its products quickly enough to meet its clients’ needs, Fluent’s operating performance will suffer and it may lose clients.

Fluent has historically experienced growth in its operations. This growth has placed, and any future growth will continue to place, significant demands on Fluent’s management and its operational and financial infrastructure. Growth, if any, may make it more difficult for Fluent to accomplish the following:

•	successfully scaling its technology to accommodate a larger business and integrate acquisitions;

•	maintaining its standing with key vendors, including Internet search companies and third-party publishers;

•	maintaining its client service standards; and

•	developing and improving its operational, financial and management controls and maintaining adequate reporting systems and procedures.

Fluent’s future success depends in part on the efficient performance of its software and technology infrastructure. As the numbers of websites, Internet users and the amount of data collected increases, Fluent’s technology infrastructure may not be able to meet the increased demand. Unexpected constraints on Fluent’s technology infrastructure could lead to slower website response times or system failures and adversely affect the availability of websites and the level of user responses received, which could result in the loss of clients or revenue or harm to Fluent’s business and/or results of operations.

In addition, Fluent’s personnel, systems, procedures, and controls may be inadequate to support its future operations. The improvements required to manage growth may require Fluent to make significant expenditures, expand, train and manage its employee base, and reallocate valuable management resources. Fluent may spend substantial amounts to secure hosting and other technical services and data storage, upgrade its technology and network infrastructure to handle increased traffic on its owned-and-operated websites and roll out new products and services. This expansion could be expensive and complex and could result in inefficiencies or operational failures. If Fluent does not implement this expansion successfully, or if it experiences inefficiencies and/or operational failures during its implementation, the quality of Fluent’s products and services and its users’ experience could decline. This could damage Fluent’s reputation and cause it to lose current and potential users and clients. The costs associated with these adjustments to Fluent’s architecture could harm its operating results. Accordingly, if Fluent fails to effectively manage growth, its operating performance will suffer, and it may lose clients, key vendors and key personnel.

Fluent’s revenue and profits have grown dramatically over the past years which may make it difficult to sustain this growth and could cause its results of operations to fall short of analysts’ and investors’ expectations.

Historically, Fluent’s quarterly and annual results of operations have rapidly increased due to several favorable factors, some of which are beyond its control. Moreover, Fluent is one of the larger players in its market segment. Because of these factors, Fluent may not be able to increase its market share and/or sustain the rapid growth in its revenues and gross profits. Fluent’s inability to sustain its growth could cause its performance and outlook to be below the expectations of securities analysts and investors. Fluent’s business is changing and evolving, and, as a result, its historical results of operations may not be useful in predicting its future results of operations. Factors that may increase the volatility of Fluent’s results of operations include the following:

•	changes in client volume;

•	loss of or reduced demand by existing clients;

•	the availability and price of quality media;

•	consolidation of media sources; and

•	regulatory and legislative changes.

As a result of changes in Fluent’s business model, increased investments, increased expenditures for certain businesses, products, services, and technologies, Fluent may fail to maintain its margins, attract new clients, or grow its revenues.

Fluent has invested and expects to continue to invest in new businesses, products, markets, services and technologies and plans to expand its work force to meet the needs of revenue growth. Based on Fluent’s experiences, new websites, products and services have lower margins than more established websites, products and services. If Fluent is unsuccessful in its optimization efforts for new websites and products, Fluent may fail to maintain its margins, attract new clients or grow its revenues.

As result of Fluent’s growth, it will need to hire additional qualified employees. Fluent’s ability to grow its workforce and effectively train, integrate and manage these new employees poses risks.

Fluent will need to expand its workforce to meet the needs of its business. Fluent operates in a specialized niche of the online advertising marketplace and finding experienced qualified applicants and training them can prove challenging. If Fluent is unable to hire, train and effectively manage new employees, its results may be adversely affected. Fluent may also not be able to hire a sufficient number of qualified employees to meet the growing demands of its business, in which case it may not be able to capitalize on opportunities or may not be able to continue to grow its business at past levels.

If Fluent fails to compete effectively against other online marketing and media companies and other competitors, it could lose clients and its revenue may decline.

The market for online marketing is intensely competitive, and Fluent expects this competition to continue to increase in the future both from existing competitors and, given the relatively low barriers to entry into the market, from new competitors. Fluent competes both for clients and for limited high-quality media. Fluent competes for clients on the basis of a number of factors, including return on investment of client’s marketing spending, price, and client service.

Fluent competes with Internet and traditional media companies for a share of clients’ overall marketing budgets, including:

•	offline and online advertising agencies;

•	major Internet portals and search engine companies with advertising networks;

•	other online marketing service providers, including online affiliate advertising networks and industry-specific portals or lead generation companies;

•	third-party publishers with their own sales forces that sell their online marketing services directly to clients;

•	in-house marketing groups and activities at current or potential clients;

•	offline direct marketing agencies;

•	mobile and social media; and

•	television, radio, and print companies.

Competition for web traffic among websites and search engines, as well as competition with traditional media companies, has resulted and may continue to result in significant increases in media pricing, declining margins, reductions in revenue, and loss of market share. In addition, if Fluent expands the scope of its services, it may compete with a greater number of websites, clients, and traditional media companies across an increasing range of different services, including in vertical markets where competitors may have advantages in expertise, brand recognition, and other areas. Major internet search companies such as Google, Yahoo! and Microsoft as well as social media platforms such as Facebook have significant numbers of direct sales personnel and substantial proprietary advertising inventory and web traffic that provide a significant competitive advantage. The trend toward consolidation in online marketing may also affect pricing and availability of media inventory and web traffic. Many of Fluent’s current and potential competitors also enjoy other competitive advantages over Fluent, such as longer operating histories, greater brand recognition, larger client bases, greater access to advertising inventory on high-traffic websites, and greater financial, technical, and marketing resources. As a result, Fluent may not be able to compete successfully. The online advertising marketplace is increasingly analytically driven and if the performance of Fluent’s advertising services is not better than other marketing service providers’ offerings, it could lose clients and market share.

Fluent is exposed to online security risks and security breaches particularly given that it gathers, transmits and stores personally identifiable information. Unauthorized access to or accidental disclosure of confidential or proprietary data may cause Fluent to incur significant expenses and may negatively affect its reputation and business.

Fluent gathers, transmits, and stores information about its users including personally identifiable information. While Fluent doesn’t currently collect or store the most sensitive personal information such as social security numbers, credit scores, credit card information or in-depth financial information, Fluent does collect personally identifiable information that subjects it to federal and state laws and regulations designed to protect personally identifiable information. Despite Fluent’s implementation of security measures and controls, Fluent’s information technology and infrastructure are susceptible to electronic or physical computer break-ins, cyber-attacks, malware, phishing viruses, fraud, employee error, and other disruptions and security breaches that could result in third parties gaining unauthorized access to its systems and data. In addition, third parties may attempt to fraudulently induce employees or users to disclose information in order to gain access to Fluent’s data or Fluent’s users’ data. The increased use of mobile devices also increases the risk of intentional or unintentional theft or disclosure of data including personally identifiable information. Fluent may be unable to anticipate all of its vulnerabilities and implement adequate preventative measures and, in some cases, it may not be able to immediately detect a security incident. In the past, Fluent has experienced security incidents involving access to its databases. Although, to Fluent’s knowledge, no personal information has been compromised to date, any future security incidents could result in the compromise of such data and subject Fluent to liability, civil or criminal penalties, or result in cancellation of client contracts. Any security incident may also result in a misappropriation of Fluent’s proprietary information or that of its users, clients, and third-party publishers, which could result in legal and financial liability, as well as harm to Fluent’s reputation and ours.

In addition, some of Fluent’s developers or other partners may receive or store information provided by Fluent or by Fluent’s users. Fluent provides limited information to such third parties based on the scope of services provided to Fluent. However, if these third parties or developers were to fail to adopt or adhere to adequate data security practices, or in the event of a breach of their networks, Fluent’s data or Fluent’s users’ data may be improperly accessed, used, or disclosed.

Privacy concerns relating to Fluent’s data collection practices and any perceived or actual unauthorized disclosure of personally identifiable information, whether through breach of its network by an unauthorized party, employee theft, misuse, or error could harm Fluent’s reputation, impair its ability to attract website visitors and to attract and retain its clients, result in a loss of confidence in the security of its products and services, or subject Fluent to claims or litigation arising from damages suffered by consumers, and thereby harm its business and results of operations. In addition, Fluent could incur significant costs for which its insurance policies may not adequately cover and cause Fluent to expend significant resources in protecting against security breaches and complying with the multitude of state, federal and foreign laws regarding data privacy and data breach notification obligations.

A reduction in online marketing spend by Fluent’s clients, a loss of clients or lower advertising yields may seriously harm Fluent’s business, financial condition, and results of operations. In addition, a substantial portion of Fluent’s revenue is generated from a limited number of clients and, if Fluent loses a major client, its revenue will decrease and its business and prospects may be harmed.

Fluent relies on clients’ marketing spend on its owned-and-operated websites. Fluent has historically derived, and expects to continue to derive, a significant portion of its revenue through the delivery of targeted advertisements, applications, installs and actions and the delivery of qualified customers. One component of Fluent’s platform that it uses to generate client interest is its system of monetization tools, which is designed to match users with client offerings in a manner that optimizes revenue yield and end-user experience. Clients will stop spending marketing funds on Fluent’s owned-and-operated websites if their investments do not generate leads, actions or qualified users cost effectively. If Fluent’s yield-optimized monetization techniques to effectively target and match advertisements to its client offerings fails to increase revenue or ROI for Fluent’s clients, its clients could curtail their advertising spend with Fluent or cease using its services altogether.

Furthermore, Fluent’s top 20 advertisers account for a substantial portion of its revenue and two of its advertisers each account for 10% or more of its net revenue. Fluent’s advertising clients can generally terminate their contracts with Fluent at any time on little or no notice. Clients may also fail to renew their contracts or reduce their level of business with Fluent, leading to lower revenue.

Fluent relies on its management team and other key employees, and the loss of one or more key employees could harm its business.

Fluent’s success and future growth depend upon the continued services of its management team, including Ryan Schulke, Matthew Conlin, and other key employees in all areas of its organization. If Fluent loses the services of these key Fluent employees our business and growth may be adversely affected.

Third-party publishers or vendors may engage in unauthorized or unlawful acts that could subject Fluent to significant liability or cause it to lose clients.

Fluent generates a significant portion of its web visitors from online media that it purchases from third-party publishers. While Fluent actively monitors its publishers’ activities, it cannot police all such behavior. Any activity by third-party publishers that clients view as potentially damaging to their brands, whether or not permitted by Fluent’s contracts with its clients, could harm its relationship with the client and cause the client to terminate its relationship with Fluent, resulting in a loss of revenue. In addition, Fluent may also face liability for any failure of its third-party publishers or vendors to comply with regulatory requirements. Users or customers may complain about the content of publisher ads which may expose Fluent to lawsuits and regulatory scrutiny. The law is unsettled on the extent of liability that an advertiser in Fluent’s position has for the activities of third-party publishers or vendors. Fluent and the Company could be subject to costly litigation and, if it is unsuccessful in defending itself, could incur damages for the unauthorized or unlawful acts of third-party publishers or vendors.

If Fluent fails to continually enhance and adapt its products and services to keep pace with rapidly changing technologies and industry standards, it may not remain competitive and could lose clients or advertising inventory.

The online media and marketing industry is characterized by rapidly changing standards, changing technologies, frequent new product and service introductions, and changing user and client demands. The introduction of new technologies and services embodying new technologies and the emergence of new industry standards and practices could render Fluent’s existing technologies and services obsolete and unmarketable or require unanticipated investments in technology. Fluent continually makes enhancements and other modifications to its proprietary technologies, and these changes may contain design or performance defects that are not readily apparent. If Fluent’s proprietary technologies fail to achieve their intended purpose or are less effective than technologies used by its competitors, Fluent’s business could be harmed.

Fluent’s future success will depend in part on its ability to successfully adapt to these rapidly changing online media formats and other technologies. If Fluent fails to adapt successfully, it could lose clients or advertising inventory.

Fluent relies on certain advertising agencies for the purchase of various advertising and marketing services on behalf of its clients. Such agencies may have or develop high-risk credit profiles, which may result in credit risk to Fluent. Some of Fluent’s advertising clients pose credit risks and Fluent may not be able to collect on amounts owed to it.

A portion of Fluent’s client business is sourced through advertising agencies and, in many cases, Fluent contracts with these agencies and not directly with the underlying client. Contracting with these agencies subjects Fluent to greater credit risk than when Fluent contracts with clients directly. In many cases, agencies are not required to pay Fluent unless and until they are paid by the underlying client. In addition, many agencies are thinly capitalized and have or may develop high-risk credit profiles. Recently, one of Fluent’s agency clients which owed Fluent more than $200,000 went out of business. This credit risk may vary depending on the nature of an agency’s aggregated client base. If an agency became insolvent, or if an underlying client did not pay the agency, Fluent may be required to write off accounts receivable as bad debt. Any such write-offs could have a materially negative effect on Fluent’s results of operations for the periods in which the write-offs occur.

Many of Fluent’s advertising clients are thinly capitalized and pose credit risks. While Fluent runs credit checks on its clients, Fluent may nevertheless have difficulty collecting on all amounts owed to it. Some of Fluent’s clients may challenge the determination of amounts Fluent believes they owe or may refuse to pay because of claims that the performance of Fluent’s advertising campaigns was unsatisfactory. In these circumstances, Fluent may have difficulty collecting on amounts it believes are owed.

Damage to Fluent’s reputation could harm its business, financial condition and results of operations.

Fluent’s business is dependent on attracting a large number of visitors to its and its third-party publishers’ websites and providing subscribers, leads, inquiries, clicks, calls, applications, and customers to Fluent’s clients, which depends in part on Fluent’s reputation within the industry and with its clients. Certain other companies within Fluent’s industry regularly engage in activities that others may view as unlawful or inappropriate. These activities by third parties may be seen as indicative of participants in Fluent’s industry and may therefore harm the reputation of all participants in Fluent’s industry, including Fluent.

Fluent’s ability to attract potential users and, thereby, clients, also depends in part on users receiving incentives, job listings, prizes, samples and other content as well as attractive offers from Fluent’s clients. If Fluent’s users are not satisfied with the content of its websites or its clients’ offerings, Fluent’s reputation and therefore its ability to attract additional clients and users could be harmed.

In addition, from time to time, Fluent may be subject to investigations, inquiries or litigation by various regulators, which may harm Fluent’s reputation regardless of the outcome of any such action.

Any damage to Fluent’s reputation, including from publicity from legal proceedings against it or companies that work within Fluent’s industry, governmental proceedings, consumer class action litigation, or the disclosure of information security breaches or private information misuse, may adversely affect our business, financial condition and results of operations.

Interruption or failure of Fluent’s information technology and communications systems could impair its ability to effectively deliver its services, which could cause Fluent to lose clients and harm its results of operations.

Fluent’s delivery of marketing services depends on the continuing operation of its technology infrastructure and systems. Any damage to or failure of Fluent’s systems could result in interruptions in its ability to deliver offerings quickly and accurately or process users’ responses from its various web presences. Interruptions in Fluent’s service could reduce its revenue and profits, and its reputation could be damaged if users or clients perceive Fluent’s systems to be unreliable. Fluent’s systems and operations are vulnerable to damage or interruption from earthquakes, terrorist attacks, floods, fires, power loss, break-ins, hardware or software failures, telecommunications failures, cyber-attacks, computer viruses or other attempts to harm its systems, and similar events. If Fluent or third-party data centers that Fluent utilizes were to experience a major power outage, Fluent would have to rely on back-up generators. These back-up generators may not operate properly through a major power outage and their fuel supply could also be inadequate during a major power outage or disruptive event.

Fluent’s primary data center is at a third-party co-location center in Ashburn, Virginia. All of the critical components of the system are redundant and Fluent has backup copies of its database including one maintained in the Cloud. Fluent has implemented these backup systems and redundancies to minimize the risk associated with earthquakes, fire, power loss, telecommunications failure, and other events beyond its control; however, these backup systems may fail or may not be adequate to prevent losses.

Any unscheduled interruption in Fluent’s service would result in an immediate loss of revenue. If Fluent experiences frequent or persistent system failures, the attractiveness of its technologies and services to clients and third-party publishers could be permanently harmed. The steps Fluent has taken to increase the reliability and redundancy of its systems are expensive, reduce Fluent’s operating margin and may not be successful in reducing the frequency or duration of unscheduled interruptions.

Fluent’s quarterly revenue and results of operations may fluctuate significantly from quarter to quarter due to fluctuations in advertising spending, including seasonal and cyclical effects.

In addition to other factors that cause Fluent’s results of operations to fluctuate, results are also subject to significant seasonal fluctuation. In particular, Fluent’s fourth quarter tends to be its strongest because of holiday advertising budgets which continue into the first quarter, while Fluent’s second and third calendar quarters are typically weaker.

Furthermore, advertising spend on the Internet, similar to traditional media, tends to be cyclical and discretionary as a result of factors beyond Fluent’s control, including budgetary constraints and buying patterns of clients, as well as economic conditions affecting the Internet and media industry. Poor macroeconomic conditions could decrease Fluent’s clients’ advertising spending and thereby have a material adverse effect on our business, financial condition, and operating results.

If the market for online marketing services fails to continue to develop, Fluent’s success may be limited, and its revenue may decrease.

The online marketing services market is relatively new and rapidly evolving, and it uses different measurements from traditional media to gauge its effectiveness. Some of Fluent’s current or potential clients have little or no experience using the Internet for advertising and marketing purposes and have allocated only limited portions of their advertising and marketing budgets to the Internet. The adoption of online marketing, particularly by those companies that have historically relied upon traditional media for advertising, requires the acceptance of a new way of conducting business, exchanging information and evaluating new advertising and marketing technologies and services.

In particular, Fluent is dependent on its clients’ adoption of new metrics to measure the success of online marketing campaigns. Certain of Fluent’s metrics are subject to inherent challenges in measurement, and real or perceived inaccuracies in such metrics may harm its reputation and negatively affect its business. Fluent periodically reviews and refines some of its methodologies for monitoring, gathering, and calculating these metrics. While Fluent’s metrics are based on what it believes to be reasonable measurements and methodologies, there are inherent challenges in deriving its metrics. In addition, Fluent’s user metrics may differ from estimates published by third parties or from similar metrics of its competitors due to differences in methodology. If clients or publishers do not perceive Fluent’s metrics to be accurate, or if Fluent discovers material inaccuracies in its metrics, it could negatively affect Fluent’s business model and current or potential clients’ willingness to adopt its metrics.

Fluent cannot assure that the market for online marketing services will continue to grow. If the market for online marketing services fails to continue to develop or develops more slowly than Fluent anticipates, our business and resale of operations may be adversely affected.

If Fluent does not adequately protect its intellectual property rights, its competitive position and business may suffer.

Fluent’s ability to compete effectively depends upon its proprietary systems and technology. Fluent relies on patent, trade secret, trademark and copyright law, confidentiality agreements, and technical measures to protect its proprietary rights. Fluent enters into confidentiality agreements with its employees, consultants, independent contractors, advisors, client vendors, and publishers. These agreements may not effectively prevent unauthorized disclosure of confidential information or unauthorized parties from copying aspects of Fluent’s services or obtaining and using its proprietary information. Further, these agreements may not provide an adequate remedy in the event of unauthorized disclosures or uses, and Fluent cannot assure that its rights under such agreements will be enforceable. Effective patent, trade secret, copyright, and trademark protection may not be available in all countries where Fluent currently operates or in which Fluent may operate in the future. Some of Fluent’s systems and technologies are not covered by any copyright, patent or patent application. Fluent cannot guarantee that: (i) its intellectual property rights will provide competitive advantages to Fluent; (ii) its ability to assert its intellectual property rights against potential competitors or to settle current or future disputes will be effective; (iii) its intellectual property rights will be enforced in jurisdictions where competition may be intense or where legal protection may be weak; (iv) any of the patent, trademark, copyright, trade secret or other intellectual property rights that Fluent presently employs in its business will not lapse or be invalidated, circumvented, challenged, or abandoned; (v) competitors will not design around Fluent’s protected systems and technology; or (vi) that Fluent will not lose the ability to assert its intellectual property rights against others.

Policing unauthorized use of Fluent’s proprietary rights can be difficult and costly. Litigation, while it may be necessary to enforce or protect its intellectual property rights, could result in substantial costs and diversion of resources and management attention and could adversely affect Fluent’s business, even if Fluent is successful on the merits. In addition, others may independently discover trade secrets and proprietary information, and in such cases Fluent could not assert any trade secret rights against such parties.

Third parties may sue Fluent for intellectual property infringement, which, even if unsuccessful, could require it to expend significant costs to defend or settle.

Fluent cannot be certain that its internally developed or acquired systems and technologies do not and will not infringe the intellectual property rights of others. In addition, Fluent licenses content, software and other intellectual property rights from third parties and may be subject to claims of infringement if such parties do not possess the necessary intellectual property rights to the products they license to Fluent.

Some of Fluent’s websites promote gift cards issued by companies with trademarked brand name and promote branded merchandise. Fluent has, in the past, received cease and desist letters alleging trademark infringement from some of the trademark holders. While Fluent believes that its use of the brand names falls within the fair use exception to U.S. trademark laws, trademark holders have disagreed. While none has instituted an action, there is the risk that Fluent could be sued for trademark infringement which, if successful, may adversely affect its operations and limit its ability to promote offers with branded merchandise.

Limitations on Fluent’s ability to collect and use data derived from user activities, as well as new technologies that block Fluent’s ability to deliver Internet-based advertising, could significantly diminish the value of its services and have an adverse effect on Fluent’s ability to generate revenue.

When a user visits Fluent’s websites, Fluent uses technologies to collect information such as the user’s IP address and the user’s past responses to its offerings. Fluent also uses registration data provided by users and user response to its dynamically populated survey questions to collect additional user information that Fluent combines with meta data to create a robust user profile which Fluent uses in its ad serving and customer acquisition services. Fluent accesses and analyzes this information in order to deliver qualified customers and serve targeted advertising and to determine the effectiveness of a marketing campaign and to determine how to optimize campaigns. The use of personal information is the subject of litigation, regulatory scrutiny and industry self-regulatory activities, including the discussion of “do-not-track” technologies and guidelines.

Technologies, tools, software and applications (including new and enhanced web browsers) have been developed, and are likely to continue to be developed, that can block or allow users to opt out of display, search, and Internet-based advertising and content, delete or block the cookies used to deliver such advertising, or shift the location in which advertising appears on pages so that Fluent’s advertisements do not show up in the most monetizable places on its pages or are obscured. Recently, app developers have developed ad blocking apps for smartphones and other mobile devices which may hinder marketing activities to smartphone users. As a result, the adoption of such technologies, tools, software, and applications could reduce the number of display and search advertisements that Fluent is able to deliver and/or its ability to deliver Internet-based advertising and this, in turn, could reduce Fluent’s results of operations.

Interruptions, failures or defects in Fluent’s data collection systems, as well as privacy concerns and regulatory changes or enforcement actions affecting Fluent’s or its data partners’ ability to collect user data, could also limit Fluent’s ability to analyze data from, and thereby optimize, its clients’ marketing campaigns. If Fluent’s access to data is limited in the future, it may be unable to provide effective technologies and services to clients and may lose clients and revenue.

As a creator and a distributor of Internet content, Fluent faces potential liability and expenses for legal claims based on the nature and content of the materials that Fluent creates or distributes. If Fluent is required to pay damages or expenses in connection with these legal claims, its results of operations and business may be harmed.

Fluent displays original content and third-party content on its websites and in its marketing messages. As a result, Fluent faces potential liability based on a variety of theories, including defamation, negligence, deceptive advertising, copyright or trademark infringement. Fluent is also exposed to risk that content provided by third parties is inaccurate or misleading, and for material posted to Fluent’s websites by users and other third parties. These claims, whether brought in the United States or abroad, could divert management time and attention away from Fluent’s business and result in significant costs to investigate and defend, regardless of the merit of these claims. In addition, if Fluent becomes subject to these types of claims and is not successful in its defense, it may be forced to pay substantial damages.

Risks Relating to Our Common Stock

The concentration of our stock ownership may limit individual stockholder ability to influence corporate matters.

As of January 14, 2016, officers, directors and managers of the Company and its affiliates owned 36.4% of the Company’s Common Stock on a fully diluted basis. Following the conversion of Series B Preferred on the Conversation Date into the Company’s Common Stock and assuming the exercise of the Warrants on the Conversion Date, officers, directors and managers of the Company and its affiliates will own 67.7% of the Company’s Common Stock on a fully diluted basis. As a result, these stockholders may be in a position to exert significant influence over all matters requiring stockholder approval, including the election of directors and determination of significant corporate actions. The interests of these stockholders may not always coincide with the interests of other stockholders, and these stockholders may act in a manner that advances their best interests and not necessarily those of other stockholders, and might affect the prevailing market price for our securities.

In addition, as of the Effective Date, the Company entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”), with certain, officers, directors and managers of the Company and its affiliates, solely in their respective capacities as stockholders of the Company, pursuant to which the parties thereto agreed to vote in a certain manner on specified matters, including the agreement to vote in favor of each party’s duly approved nominees for the Board. The Stockholders’ Agreement also requires the Company to obtain the consent of certain, officers, directors and managers of the Company and their affiliates before effecting certain capital transactions of the Company or taking certain compensation action with respect to certain employees of Fluent until the Conversion Date.

A significant number of additional shares of our common stock may be issued upon the exercise or conversion of existing securities, the Series B Preferred to be issued in connection with the Frost Gamma Placement, the Bridge Loan and the Acquisition and the Lender Warrants to be issued in connection with the Term Loan, which issuances would substantially dilute existing stockholders and may depress the market price of our common stock.

As of January 14, 2016, we had outstanding 4,736,102 shares of Series A Preferred which were convertible into 4,736,102 shares of the Company’s Common Stock, 29,985 shares of Series B Preferred which were convertible into 1,499,250 shares of the Company’s Common Stock, options to purchase 462,000 shares of the Company’s Common Stock and warrants (including the Warrants) to purchase 1,389,830 shares of the Company’s Common Stock. In addition, we have issued 119,940 shares of Series B Preferred in the Frost Gamma Placement which are convertible into 5,997,000 shares of common stock, 1,000 shares of Series B Preferred in connection with the Bridge Note which are convertible into 50,000 shares of common stock and 300,037 shares of Series B Preferred which are convertible into 15,001,850 shares of common stock in connection with the Acquisition. We have also agreed to issue Lender Warrants to the Lender of the Term Loan to purchase 200,000 shares of our common stock. The issuance of these shares of common stock would substantially dilute the proportionate ownership and voting power of existing stockholders, and their issuance, or the possibility of their issuance, may depress the market price of our common stock.

Future sales or issuances of our securities may dilute the ownership of existing stockholders and cause the market price of our common stock to decline.

We will likely need to obtain additional capital through equity or debt financing. There can be no assurance that we will be able to obtain such capital on commercially reasonable terms, if at all. In addition, if we obtain capital by issuing equity, such transaction(s) may dilute the proportionate ownership and voting power of existing stockholders.